Exhibit 10.1

SIXTH AMENDMENT OF CONTRACT

This Sixth Amendment (the “Sixth Amendment”) effective as of the latest date designated in the signatory provisions below, upon approval by the Office of Contractual Review, by and between the State of Louisiana, through the Division of Administration, Office of Community Development (hereinafter referred to as “OCD”) and ICF Emergency Management Services, LLC (hereinafter referred to either as “ICF” or “Contractor”). Capitalized terms used in the Amendment but not defined herein have the meanings ascribed to them in the hereinafter described Contract.

WHEREAS, OCD and Contractor have heretofore executed and entered into that certain Contract with an effective date of June 12, 2006 (the “Contract”) in which ICF agreed to serve as Louisiana’s Road Home Manager and otherwise obligated itself to complete the Project; which Contract was amended by the First Amendment dated July 24, 2006, by the Second Amendment dated September 28, 2006, by the Third Amendment dated October 18, 2006, by the Fourth Amendment dated March 15, 2007, and by the Fifth Amendment dated June 25, 2007.

WHEREAS, the parties seek to further delineate additional subcontractor labor categories and rates and per unit prices for Phases Two and Three of the Project;

NOW THEREFORE, for and in consideration of the foregoing premises, the State and Contractor agree as follows:

HOURLY LABOR RATES

Exhibit D-2 of the Contract is amended with the addition of labor categories for new subcontractors and new labor categories for current subcontractors.

Labor categories and billing rates for new subcontractors shall be effective as follows:

• For McConnell, Jones Lanier & Murphy, LLP	April 30, 2007
• For Hannis T. Bourgeois, LLP	August 1, 2007

Labor categories and billing rates additions/changes for current subcontractors shall be effective as follows:

• Quadel Housing Services	June 1, 2007
• Franklin Industries (Task orders 3 and 5)	May 30, 2007
• Shaw Environmental (added field categories and rates)	October 16, 2006
• Providence Rate Changes (reductions & additions)	July 1, 2007
• Deltha (Labor Categories added to BOA)	March 1, 2007
• Deltha (Added Labor Category new rates)	June 1, 2007
• Peter Mayer (Added Labor Categories to BOA)	October 16, 2006
• Peter Mayer (Added Labor Category new rates)	June 1, 2007

UNIT PRICES

Exhibit E-2, attached hereto is amended with the addition of Rental Unit Evaluation services T-1 through T-8 in support of the Small Rental Program and shall be effective June 1, 2007.

The unit prices for Real Estate services in Exhibit E-2 is amended to add one additional service, “ Tax parcel ID” in support of Option 1 First American with an effective date of

January 1, 2007 and tax parcel identification search costs for HGI with an effective date of April 1, 2007.

The unit prices for Home Evaluation services by individual subcontractor with an effective date of July 1, 2007, or as indicated by the exhibit.

The unit prices for Lead Assessment services in support of the Small Rental program with an effective date of August 1, 2007.

IN WITNESS WHEREOF, the Parties hereto have caused this Sixth Amendment to be executed by their duly authorized representatives as of the day and year first above written.

State of Louisiana, Division of Administration	ICF Emergency Management Services, LLC

By	By
Jerry Luke LeBlanc Commissioner of Administration Date: October , 2007	John D. Thorton Vice President Date: October , 2007

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